SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event report) . . . February 7, 1996

                         Commission file number 0-2258

                             SMITHFIELD FOODS, INC.


              Delaware                                   52-0845861
       (State of Incorporation)                        (I.R.S. Employer
                                                      Identification No.)

          900 Dominion Tower
          999 Waterside Drive
         Norfolk, Virginia 23510                        (804) 365-3000
 (Address of principal executive offices)             (Telephone Number)


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Item 5. Other Events.

     On February 7, 1996, John Morrell & Co., a wholly-owned subsidiary of Smithfield Foods, Inc. (NASDAQ:SFDS), which was acquired in December 1995, entered a plea of guilty to a six-count charge by the United States government of falsification of reports required by the Clean Water Act and other related charges. The company, South Dakota's second largest employer, also agreed to pay a $2 million fine plus a $1 million payment to an environment trust fund to be established by the City of Sioux Falls and to continue its cooperation with the government's ongoing investigation.

     John Morrell & Co. operates a large meat processing facility in the City of Sioux Falls, South Dakota. In early 1993, the company discovered that employees had been improperly testing and reporting water quality results to the federal government. A full scale investigation was undertaken by the company, and the company voluntarily self reported these violations to the United States government. Two employees have already pleaded guilty in this matter.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                SMITHFIELD FOODS, INC.


                                                Aaron D. Trub
                                                Vice President, Secretary and
                                                Treasurer

Date: February 9, 1996